UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)

August 22, 2023

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street
San Francisco,	California	94105
(Address of principal executive offices)		(Zip Code)

(415) 427-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.05 par value	GPS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02 Results of Operations and Financial Condition.

On August 24, 2023, The Gap, Inc. (the “Company”) issued a press release announcing the Company’s earnings for the second quarter of fiscal 2023 ended July 29, 2023. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided pursuant to this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On August 22, 2023, in connection with his stepping down as interim Chief Executive Officer of the Company and continuing as Executive Chair of the Company's Board of Directors (the "Board") through October 28, 2023, the Company and Bob L. Martin entered into an amendment (the “Amendment”) to Mr. Martin’s at-will offer letter dated August 1, 2022 (the “Offer Letter”). After Mr. Martin’s service as Executive Chair ends, he will continue to serve as non-employee Chair of the Board.

Pursuant to the Amendment, effective August 22, 2023, Mr. Martin reverted to a base salary at an annual rate of $750,000 and an annual target bonus of 100% of his base salary. If Mr. Martin's employment with the Company terminates for any reason other than termination by the Company for cause prior to the payment date, Mr. Martin will receive an annual bonus for fiscal 2023 that will be prorated for his period of employment, and changes in his base salary and annual bonus target, during the fiscal year. Pursuant to the Amendment, on August 22, 2023, Mr. Martin also received (a) a long-term incentive award in the form of restricted stock units with an aggregate value of $650,000, in respect of his interim Chief Executive Officer service in August and (b) a long-term incentive award in the form of restricted stock units with an aggregate value of $167,000, in respect of his Executive Chair service through October 28, 2023. The long-term incentive awards are scheduled to vest 100% on the one-year anniversary of the grant date, subject to Mr. Martin's continued service, but will accelerate in the event that Mr. Martin's service is involuntarily terminated by the Company other than for cause, death or disability, or if he is not reelected as a member of the Board by the Company's shareholders. In addition, Mr. Martin's previously approved gift matching allowance of $100,000 will continue through the end of 2023, and he will not be entitled to additional gift matching for the same period in his capacity as a Board member. Other than as set forth in the Amendment, the terms of the Offer Letter remain unchanged.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated August 24, 2023 announcing the Company’s earnings for the second quarter ended July 29, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.

Date: August 24, 2023	By:	/s/ Katrina O’Connell
Katrina O’Connell
Executive Vice President and
Chief Financial Officer